                                                                   EXHIBIT 10(g)

                   [LOCKHEED MARTIN CORPORATION STATIONERY]

            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                            SECURITIES ACT OF 1933

                               [[insert date] ]




-------------------------------------------
-------------------------------------------
-------------------------------------------

          Re:  Lockheed Martin Corporation 1995 Omnibus Performance Award
               Plan:  Long-Term Incentive Performance Award ([insert date]
                      --------------------------------------
               Performance Period)
               --------------------

Dear __________________________________:

          On behalf of the Stock Option Subcommittee (the "Subcommittee") of the Board of Directors of Lockheed Martin Corporation, I am pleased to announce that you have been granted a Long-Term Incentive Performance Award under the Corporation's 1995 Omnibus Performance Award Plan (the "Plan"). The purpose of this letter is to serve as the Award Agreement under such Plan and to set forth your Target Award as well as the terms and conditions to the payment of your Target Award. Additional terms and conditions are set forth in the Plan and in the Prospectus relating to the Plan of which the Plan document and this Award Agreement are a part. You should retain the Prospectus and the attached copy of the Plan in your records.

          PLEASE NOTE THAT, FOR THIS AWARD TO BE EFFECTIVE, YOU MUST PROMPTLY SIGN AND RETURN A COPY OF THIS AWARD AGREEMENT.

          The following points explain in summary fashion how the Award granted to you under this Award Agreement shall be calculated and paid. These summary points are subject to the terms and conditions of this Award Agreement and to the Plan.

          . You have been granted a Target Award in the amount of $_____________. Your actual Award may be larger or smaller than your Target Award (from $0 to $________________), depending on the Corporation's performance as measured by its relative ranking of Total Stockholder Return to Total Stockholder Return of the companies that comprise the Standard & Poor's 500 Index.

          . You must (as a general rule) remain employed by the Corporation through [insert date] to receive a payment of any portion of your actual Award.

          . If you remain so employed through [insert date], you shall be fully vested in 50% of your Award. The amount payable at this time depends upon the Corporation's performance relative to the performance of other corporations which comprise the Standard & Poor's 500 Index. You may elect to receive this portion of your Award in cash, or you may make an irrevocable election to defer the payment of this portion of your Award to a later date (in accordance with rules set by the Subcommittee).

          . You must (as a general rule) remain employed by the Corporation until [insert date] to receive a payment of the remaining 50% of your Award. During the period between [insert date] and [insert date] , your Award shall be treated as if it had been invested in the Corporation's common stock.

          . On [insert date] , you will become eligible to receive the remaining 50% portion of your Award (as adjusted to track the performance of the Corporation's common stock) in cash, or you may make an irrevocable election to defer the payment of this portion of your Award to a later date (in accordance with rules set by the Subcommittee).

          The remainder of this letter sets forth your actual Award Agreement.

          Any terms used in this letter which have a special meaning either shall be defined in this letter for your convenience, or capitalized terms which are not defined in this letter are defined in the Plan. The term "Target Award" as used in this Award Agreement refers only to the Target Award awarded to you under this Award Agreement and the term "Award" refers only to the Long Term Incentive Performance Award set forth in this Award Agreement. References to the "Corporation" include Lockheed Martin Corporation and its subsidiaries.

          Section 1.  Target Award.  Your Target Award for your Performance
                      ------------
Period under this Award Agreement shall be [$xxx,xxx.xx].

          Section 2.  Performance Period.  Your Performance Period under this
                      ------------------
Award Agreement shall start on [insert date]  and shall end on [insert date].

          Section 3.  Peer Performance Group.
                      ----------------------

          3.1.  General; the Peer Performance Group.  The percentage of your
                -----------------------------------
Target Award which you shall be eligible to receive shall depend, in part, on the Corporation's relative ranking of its Total Stockholder Return (as defined in the Plan) for your Performance Period to the Total Stockholder Return for such Period for the corporations which comprise the Standard & Poor's 500 Index. The Corporation shall be included as a member of the Peer Performance Group. The Corporation's Total Stockholder Return will be based on the performance of its common stock, par value $1.00. The Total Stockholder Return of each corporation that is taken into account in computing the Peer Performance Group Total Stockholder Return will be based on the equity security of the relevant corporation that is used in computing the Standard & Poor's 500 Index.

          3.2.  Total Stockholder Return.  The Subcommittee after the end of
                ------------------------
your Performance Period shall compute the Total Stockholder Return for the Corporation for such Period and shall compute and rank the Total Stockholder
Return for each corporation in the Peer Performance Group.   Each corporation's
Total Stockholder Return shall be ranked among the Total Stockholder Return for each other corporation in the Peer Performance Group on a percentile basis. Each such Total Shareholder Return shall be computed from data available to the public, and the ranking shall be made using generally accepted analytical procedures. The Total Stockholder Return for the Corporation and for each corporation in the Peer Performance Group shall be rounded to the nearest hundredth of a percent based on the standard convention for rounding.

          3.3.  Percentage Level of Target Award.
                --------------------------------

          (a) General.  At the end of your Performance Period, the Subcommittee
              -------
          shall multiply your Target Award by the Percentage Level of Target Award as determined under Section 3.3(b). The result of such multiplication shall be referred to in this Award Agreement as your "Potential Award".

          (b) Percentage Level of Target Award.  Your Percentage Level of
              --------------------------------
          Target Award shall (subject to Section 3.3(c)) be determined under this Section 3.3(b) based on the percentile ranking of the Corporation in the Peer Performance Group based on the Corporation's Total Stockholder Return for your Performance Period under the following chart--

               Band     Percentile Ranking  Percentage Level
               ----     ------------------  -----------------
                                             Of Target Award
                                            -----------------

               One      85th or higher             200%
               Two      75th                       150%
               Three    60th                       100%
               Four     50th                        70%
               Five     40th                        25%
               Six      Below 40th                   0%

          (c) Percentage Level of Target Award  Interpolation.  If the
              -----------------------------------------------
          Corporation's Total Stockholder Return puts the Corporation over the listed Percentile Ranking for the applicable Band (other than Band One or Band Six) in Section 3.3(b), your Percentage Level of Target Award under Section 3.3(b) shall be calculated in the following steps--

            (1) the Subcommittee as the first step shall determine the amount by which the Corporation's Percentile Ranking exceeds the listed Percentile Ranking in the applicable Band (rounded to the nearest whole number based on the standard convention for rounding to the nearest whole number),

            (2) the Subcommittee as step (2) shall divide the number from step
            (1) by ten (10) or, if the Band is Band Three, by fifteen (15) and the resulting quotient shall be expressed as a percentage (rounded to the nearest whole number based on the standard convention for rounding to the nearest whole number), which percentage shall be referred to as the "Applicable Percentage",

            (3) the Subcommittee as step (3) shall multiply the Applicable Percentage by fifty (50), if the applicable Band is Band Two or Band Three, or by thirty (30), if the applicable Band is Band Four, or by forty-five (45), if the applicable band is Band Five,

            (4) the Subcommittee as step (4) shall round the number from step
            (3) to the nearest whole number based on the standard convention for rounding to the nearest whole number, and

            (5) the Subcommittee as step (5) shall determine your actual Percentage Level of Target Award by adding the number from step (4) as so rounded to the Percentage Level specified in the applicable Band under Section 3.3(b).

          Section 4.  Potential Award.
                      ---------------

          4.1.  Employment Requirement.
                ----------------------

          (a) General Rule. In order to be eligible to receive payment of any
              ------------
          portion your Potential Award as determined under Section 3.3(a), you must remain actively employed by the Corporation through the last day of the Performance Period. If your employment as an Employee terminates for any reason whatsoever during your Performance Period, you shall forfeit your right to receive all or any part of your Potential Award.

          (b) Exceptions.  Notwithstanding Section 4.1(a), if the Subcommittee
              ----------
          determines

            (1) that your employment as an Employee terminated as a result of your death, "Divestiture", "Disability" or "Retirement" or

            (2) that the Corporation terminated your employment involuntarily as a result of a layoff,

          you shall forfeit a fraction of your Potential Award. The numerator of such fraction shall equal the number of days remaining in your Performance Period after the date that the Subcommittee determines that your employment as an Employee terminated, and the denominator shall equal the total number of days in your Performance Period. The Subcommittee shall have complete and absolute discretion to make the determinations called for under this Section 4.1(b), and all such determinations shall be binding on you and on any person who claims all or any part of your Potential Award on your behalf as well as on the Corporation.

          (c) Special Definitions.  For purposes of this Award Agreement
              -------------------

            (1) Your employment as an Employee shall be treated as terminating because of a Disability if you are eligible for a benefit under the Corporation's long term disability plan in which you participate;

            (2) Your employment as an Employee shall be treated as terminating as a result of Divestiture if the Corporation divests all or substantially all of a business operation of the Corporation and such divestiture results in the termination of your employment with the Corporation and a transfer of such employment to the other party in the divestiture. A divestiture shall mean a transaction which results in the transfer of control of the business operation to any person, corporation, association, partnership, joint venture or other business entity of which less than 50% of the voting stock or other equity interests are owned or controlled by the Corporation; and

            (3) Your employment as an Employee shall be treated as terminating because of Retirement if (a) you participate in a retirement plan maintained by the Corporation, and your employment terminates on or after the date on which you satisfy the plan's age and service requirements for receiving an early retirement benefit under the plan or (b) if you do not participate in a retirement plan maintained by the Corporation, your employment terminates after you reach age 55 and have completed five years of service.

          4.2.  Payment Rules.
                -------------

          (a) General Rule.  If you are eligible to receive your Potential Award
              ------------
          under Section 4.1(a), your Potential Award shall be divided into two equal parts, one of which shall be fully vested and, at your election, shall be either paid in cash to you or deferred in accordance with
          Section 4.2(e). The other portion of your Potential Award shall remain subject to forfeiture and shall be governed under the provisions of Section 4.2(c).

          (b) Current Part.  You shall have the right to receive 50% of your
              ------------
          Potential Award currently in cash as soon as practicable after the date as of which the Subcommittee certifies in writing (for purposes of Section 162(m) of the Code) that your Target Award has become a Potential Award for your Performance Period.

          (c)  Deferred, Forfeitable Part.
               --------------------------

            (1) Deferral and Forfeiture. If you are eligible to receive your
                -----------------------
            Potential Award under Section 4.1(a), the payment of the remaining 50% of your Potential Award shall be deferred until after [insert date]. You shall forfeit your right to the payment of that part of your Potential Award if your employment as an active Employee terminates for any reason on or before [insert date].

            (2) Phantom Stock Account.  The Subcommittee shall establish a
                ---------------------
            bookkeeping account (a "Phantom Stock Account") on your behalf under this Section 4.2(c)(2) and shall credit such account with a number of units equal to the number of whole shares (and any fractional share) of the Corporation's common stock which could have been purchased by the part of your Potential Award described in Section 4.2(c)(1) at the closing price for a share of the Corporation's common stock as reported on the New York Stock Exchange for the last trading day of the Performance Period, subject to the Subcommittee's certification in writing (for purposes of Section 162(m) of the Code) that your

            Target Award has become a Potential Award for your Performance Period. Thereafter the Subcommittee shall make such credits or debits to the units previously credited to such account as the Subcommittee deems appropriate in light of any transaction described in Section 7(a) of the Plan (such as a stock split or stock dividend) or any dividends paid on the Corporation's common stock, which dividends shall increase the number of units credited to such account as if such dividends had been reinvested in the Corporation's common stock at the closing price of a share of the Corporation's common stock as reported on The New York Stock Exchange for the last trading day of the quarter in which such dividend is declared by the Board of Directors.

            (3) Payment.  Unless you forfeit your right to the remaining 50% of
                -------
            your Potential Award described in this Section 4.2(c), you shall have the right to receive the payment of the value of your Phantom Stock Account as determined as of [insert date] or to defer payment in accordance with Section 4.2(e). The amount payable under this
            Section 4.2(c) shall be determined by multiplying the number of units representing shares of phantom stock credited to your account under Section 4.2(c)(2) by the closing price for a share of the Corporation's common stock as reported on the New York Stock Exchange for [insert date] or, if it is not a trading day, on the last trading day before [insert date], and rounding such product to the nearest whole number based on the standard convention of rounding to the nearest whole number.

            (4) Special Payment Rule For Certain Terminated Employees.
                -----------------------------------------------------
            Notwithstanding Section 4.2(c)(1), if your employment terminates after the close of your Performance Period but prior to [insert date] and the Subcommittee determines that your employment terminated under circumstances which would have made you eligible to receive at least a part of your Potential Award under Section 4.1(b), then the remaining 50% portion of your Potential Award described in this Section 4.2(c) shall be paid to you or, in the event of your death, to your designated beneficiary, in cash as soon as practicable following your termination. The amount payable under this Section 4.2(c)(4) shall be determined by multiplying the number of units representing shares of phantom stock credited to your account under Section 4.2(c)(2) on the date your termination becomes effective by the closing price for a share of the Corporation's common stock as reported on the New York Stock Exchange for the date on which your termination becomes effective, or if it is not a trading day, on the last trading day before that date, and rounding such product to the nearest whole number based on the standard convention of rounding to the nearest whole number. In the event of your death and you do not have a properly completed beneficiary designation form on file with the Office of the Corporate Secretary, your payment will be made to your estate.

            (5) No Shareholder Rights.  Units credited to your Phantom Stock
            -------------------------
            Account are bookkeeping entries only and do not entitle you to any shares of the Corporation's common stock or to any voting or other rights associated with shares of such stock.

          (d) Special Rule.  If you terminate employment during the Performance
              ------------
          Period but are eligible to receive a portion of your Potential Award as a result of an exception under Section 4.1(b), payment of such portion of your Potential Award shall be in full satisfaction of all rights you have under this Award Agreement; in such circumstances, you will not be eligible for a payment under Section 4.2(c) and no other amounts will be payable on your behalf. The portion of your Potential Award to which you have a right to receive under Section 4.1(b) shall be paid to you or, in the event of your death, to your designated beneficiary for the Award, in cash as soon as practicable after the date as of which the Subcommittee certifies in writing (for purposes of Section 162(m) of the Code) that your Target Award has become a Potential Award for your Performance Period. In the event of your death and you do not have a properly completed beneficiary designation form on file with the Office of the Corporate Secretary, your payment will be made to your estate.


          (e) Further Deferral.  You will be given an opportunity to elect to
              ----------------
          defer any amounts payable under Sections 4.2(b) and 4.2(d) of this Award Agreement and to further defer any amounts payable under Sections 4.2(c))3) and 4.2(c)(4). Such election shall be irrevocable, shall made in accordance with the terms of the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan and shall be subject to such additional terms and conditions as are set by the
          Subcommittee.    A deferral election form and the terms and conditions
          for any deferral shall be furnished to you in due course.

          4.3.  Cutback.  Any payment called for under Section 4.2(b) will be
                -------
reduced to the extent that such payment together with payments attributable to any other Cash-Based Awards that are granted during 1999 as Performance Based Awards exceeds $3,000,000 and, further, any credit of phantom shares called for under Section 4.2(c)(2) shall be reduced to the extent that the number of phantom shares credited to you together with the number of shares of Stock and Share Units in respect of Share-Based Awards that are granted to you during 1999 as Performance Based Awards exceeds 500,000. To the extent that any payment called for under Section 4.2(b) would exceed the $3,000,000 limit and therefore must be reduced, the amount in excess of $3,000,000, shall be deferred and credited as phantom shares under Section 4.2(c) unless such crediting would result in the crediting of phantom shares that would otherwise be prohibited by this Section 4.3. To the extent that any crediting called for under Section 4.2(b) would exceed the 500,000 limit and therefore must be reduced, the units in excess of 500,000, shall not be credited and shall instead be paid in cash under Section 4.2(b) unless such payment would result in a payment that would otherwise be prohibited by this Section 4.3.

          4.4.  Withholding.  Any payment made in respect of  your Award will be
                -----------
subject to income tax withholding at the minimum rate prescribed by law. You may owe taxes in addition to the amount withheld and may request tax be withheld at a greater rate.

          Section 5.  No Assignment; General Creditor Status.  You shall have no
                      --------------------------------------
right to assign any interest you might have in all or any part of the Target Award or Potential Award which has been granted to you under this Award Agreement and any attempt to do so shall be null and void and shall have no force or effect whatsoever. Furthermore, all payments called for under this Award Agreement to you shall be made in cash from the Corporation's general assets, and your right to payment from the Corporation's general assets shall be the same as the right of a general and unsecured creditor of the Corporation.


          Section 6.  Plan.  This Award Agreement shall be subject to all of the
                      ----
terms and conditions set forth in the Plan.

          Section 7.  Change in Control.
                      --------------------

          7.1.  Change in Control During Performance Period.  If during your
                --------------------------------------------
Performance Period, a Change in Control (as defined in Section 7(c) of the Plan) occurs, your Performance Period will terminate. Notwithstanding any deferral election or term of this Award Agreement to the contrary, a pro rata portion of your Award will be paid to you within 15 days of the Change in Control. The prorated portion will be the sum of (i) the result obtained by first multiplying your Target Award by the Peer Performance Group Percentage Level calculated under Section 3.3(b), but determined as of the last day of the year immediately preceding the Change in Control, and then further multiplying that product by a fraction, the numerator of which is the number of whole calendar years of your Performance Period that were completed prior to the Change in Control and the denominator of which is [insert years in Performance Period}; and (ii) the product of your Target Award and a fraction, the numerator of which is the number of days preceding the Change in Control that occur in the calendar year in which the Change in Control occurs and the denominator of which is [insert number of days in Performance Period].

          7.2.  Change in Control After Performance Period.  If a Change in
                -------------------------------------------
Control occurs after the end of your Performance Period but before [insert date], notwithstanding any deferral election or term of this Award Agreement to the contrary, the remaining 50% of your Potential Award described in Section 4.2(c) will be paid to you within 15 days of the Change in Control. The amount payable shall be determined by multiplying the number of units representing shares of phantom stock credited to your account under Section 4.2(c)(2) by the closing price for a share of the Corporation's common stock as reported on the New York Stock Exchange for the date on which the Change in Control occurs, or if it is not a trading day, on the last trading day before that date, and rounding such product to the nearest whole number based on the standard convention of rounding to the nearest whole number.

          7.3.  Special Rule.  Notwithstanding Section 7.1 or Section 7.2, if a
                -------------
payment in accordance with those provisions would result in a nonexempt short-swing transaction under Section 16(b) of the Securities Exchange Act of 1934, then the date of distribution to you shall be delayed until the earliest date upon which the distribution either would not result in a nonexempt short-swing transaction or would otherwise not result in liability under Section 16(b) of the Securities Exchange Act of 1934.

          Section 8.  Amendment and Termination.  As provided in Section 9 of
                      -------------------------
the Plan, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Subcommittee may at any time amend this Award Agreement. Notwithstanding the foregoing, no such action by the Board of Directors or the Subcommittee shall affect this Award Agreement or the Award made hereunder in any manner adverse to you without your written consent.

          Section 9.  No Right to an Award.  Your status as an Employee shall
                      --------------------
not be construed as a commitment that any one or more awards shall be made under the Plan to you or to Employees generally. Your status as a Participant shall not entitle you to any additional award.

          Section 10.  No Assurance of Employment.  Nothing contained in the
                       --------------------------
Plan or in this Award Agreement shall confer upon you any right to continue in the employ or other service of the Corporation or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation to change your compensation or other benefits or to terminate your employment with or without cause.

          Section 11.  Conflict.  In the event of a conflict between this Award
                       --------
Agreement and the Plan, the Plan document shall control.

          Section 12.  Execution.  You must execute one copy of this Award
                       ---------
Agreement and return it to the Office of the Vice President and Corporate Secretary (Mail Point 207) as soon as possible as a condition to the Award becoming effective. Your execution of this Award Agreement constitutes your consent to an acceptance of any action taken under the Plan consistent with its terms with respect to your Award. If you execute and return this Award Agreement promptly, your Award shall be effective as of January 1, 1999. A pre-addressed envelope has been enclosed for your convenience to return with a copy of this Award Agreement, as acknowledged by you below.

                                    Sincerely,



Enclosures

ACKNOWLEDGEMENT:



_______________________________________          _____________
Signature                                        Date



_________________________
Print or type name